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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                              ---------------------

                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                        Date of Report: OCTOBER 24, 2003

                        Commission File Number 333-88577

                        NORTHERN BORDER PIPELINE COMPANY
             (Exact name of registrant as specified in its charter)




             TEXAS                                             74-2684967
 (State or other jurisdiction                               (I.R.S. Employer
       of incorporation)                                   Identification No.)


       13710 FNB PARKWAY                                        68154-5200
        OMAHA, NEBRASKA                                         (Zip Code)
(Address of principal executive
           offices)




                         TELEPHONE NUMBER (402) 492-7300
              (Registrant's telephone number, including area code)


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ITEMS 9 AND 12.    REGULATION FD DISCLOSURE AND DISCLOSURE OF RESULTS OF
                   OPERATIONS AND FINANCIAL CONDITION.

            Our projected net income for 2003 is approximately $149 to $151 million.

            This is a forward-looking statement within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Although Northern Border Pipeline believes that its expectations are based on reasonable assumptions, it can give no assurance that such expectations will be achieved. Please refer to Northern Border Pipeline's 10-K for the year 2002 and the second quarter 2003 10-Q filing for additional information that may affect results.

           In accordance with General Instruction B.2. of Form 8-K and Securities and Exchange Commission Release No. 33-8176, the above information is being furnished under Items 9 and 12 of Form 8-K and is not deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, is not subject to the liabilities of that section and is not deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.


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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                               NORTHERN BORDER PIPELINE COMPANY
                               By: Northern Plains Natural Gas Company, Operator

                               By:      /s/ Jerry L. Peters
                                  ----------------------------------------------
                                        Jerry L. Peters
                                        Vice President, Finance and Treasurer


Dated: October 24, 2003


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